Exhibit 99.1


LIFECELL


March  22,  2002



United States Securities and Exchange Commission

Washington, D.C. 20549



Dear  Sirs:


Arthur Andersen LLP has audited our financial statements for fiscal year ended December 31, 2001. In connection with the audit, Andersen has represented to us that the audit was subject to Andersen's quality control system for the U.S. Accounting and Auditing Practice, that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen was not relevant to our audit. Andersen has authorized us to make these representations to you as an exhibit to our Form 10-K for the year ended December 31, 2001, which include such financial statements.

Very  truly  yours,


/s/  Steven  T.  Sobieski

Steven  T.  Sobieski
Vice  President,  Finance
Chief  Financial  Officer





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          Lifecell Corporation One Millennium Way, Branchburg, NJ 08876
                     Phone: 908.974.1200  www.lifecell.com


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